LORAL SPACE & COMMUNICATIONS INC.

INCORPORATED UNDER THE LAWS OF

THE STATE OF DELAWARE

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1. Registered Office and Agent. The registered office of Loral Space & Communications Inc. (the “Corporation”) shall be located in the State of Delaware and shall be at such address as shall be set forth in the Restated Certificate of Incorporation. The resident agent of the Corporation at such address shall be as set forth in the Restated Certificate of Incorporation.

Section 2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the board of directors of the Corporation (the “Board of Directors”).

Section 3. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may otherwise require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business properly brought before the meeting will be held on such day in such month, in such city and state and at such time and place as may be designated by the Board of Directors and set forth in the notice of such meeting. If no designation is made, the place of meeting shall be the principal executive office of the Corporation.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by any three or more members of the Board of Directors or by its Chairman, or by the Chief Executive Officer and President, and will be called by (i) the Chief Executive Officer and President at the request of the holders of a majority in voting power of the outstanding shares of capital stock generally entitled to vote, and (ii) the Chief Executive Officer at the written request (addressed to the Secretary of the Corporation at the principal office of the Corporation) of holders of record of a majority of the outstanding shares of Series A-1 Cumulative 7.50% Convertible Preferred Stock (the “Series A-1 Preferred Stock”), Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock,” and, together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), Series B-1 Cumulative 7.50% Convertible Preferred Stock (the “Series B-1 Preferred Stock”) and Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred Stock,” and, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock), for so long as the holders of the Series A Preferred Stock and Series B Preferred Stock have the voting rights described in Article VI of their respective Certificates of Designation, provided, however, that any special meeting called pursuant to clause (ii) of this Section 2 shall only be requested for the purpose of exercising the voting rights described in Sections C and D of Article VI of the applicable Certificate of Designation or the rights described in Sections 5.02(a) and 5.14(a) of the Amended and Restated Securities Purchase Agreement, dated as of February 27, 2007, by and between the Corporation and MHR Fund Management LLC or any of its permitted assignees and shall be convened for such and other proposals prescribed by the Corporation. The officer or directors calling such a meeting shall direct the Secretary of the Corporation to notify the directors of the time, place and purpose of such meeting forthwith, but in any event not less than five (5) days before such notice is sent to the stockholders. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. If no designation is made, the place of meeting shall be the principal executive office of the Corporation. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3. Notice of Meetings. Not less than ten (10) days nor more than fifty (50) days before the date of every stockholder’s meeting, the Secretary of the Corporation shall give to each stockholder entitled to vote at such meeting and each other stockholder entitled to notice of the meeting notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, by mail, by presenting it to him or her personally, by leaving it at his or her residence or usual place of business or by any other lawful means. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment or required by law.

Section 4. Waiver of Notice. Any stockholder may at any time, by writing or by telegraph, cable, electronic transmission, or facsimile transmission, waive any notice required to be given under these Bylaws. A stockholder’s attendance, in person or by proxy, at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder or his proxy attends the meeting for the express purpose of objecting at the beginning of the meeting to holding the meeting or transacting business at the meeting because the meeting is not lawfully called or convened; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder or his proxy objects to considering the matter before it is voted upon.

Section 5. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 5.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 5, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). For purposes of the first annual meeting of stockholders of the Corporation, the first anniversary of the preceding year’s annual meeting shall be deemed to be one year from the date of the filing of the Restated Certificate of Incorporation of the Corporation, and the next annual meeting of the stockholders of the Corporation shall take place not earlier than one (1) year from the date of filing of the Restated Certificate of Incorporation of the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 5 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 5 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 5 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this Section 5) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 5, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 5, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

Section 6. Quorum. Any number of stockholders, together holding at least a majority in voting power of the capital stock of the Corporation issued and outstanding and generally entitled to vote in the election of directors, present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Restated Certificate of Incorporation or by these Bylaws.

Section 7. Adjournment of Meetings. If less than a quorum is in attendance at the time for which a meeting is called, the meeting may be adjourned by the chairman of the meeting or by the affirmative vote of a majority of the voting power of shares present in person or by proxy and entitled to vote at such meeting, without notice other than announcement at such meeting, until a quorum is in attendance. Any meeting at which a quorum is present may also be adjourned in like manner and for the amount of time as may be determined by the chairman of the meeting or by the affirmative vote of a majority of the voting power of shares present in person or by proxy and entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Voting List. The Secretary of the Corporation will prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. The list will be available for inspection by any stockholder of record as required by applicable law.

Section 9. Voting. Each stockholder entitled to vote at a meeting of stockholders may vote either in person or authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Except as otherwise provided by the General Corporation Law of the State of Delaware as from time to time in effect, including any successor provisions of law (the “DGCL”), or by the Restated Certificate of Incorporation of the Corporation or any amendments thereto, every stockholder shall at every meeting of the stockholders be entitled to one vote (or such other number of votes as shall be provided in the Restated Certificate of Incorporation, including any certificate of designation, with respect to any class or series of stock) in person or by proxy for each share of common stock registered in his or her name on the record of stockholders. At all meetings of stockholders, all matters will be determined by the affirmative vote of the majority in voting power of shares present in person or by proxy and entitled to vote on the subject matter, except as otherwise provided by statute, applicable stock exchange rules, any rule or regulations applicable to the Corporation or its securities, the Restated Certificate of Incorporation, or these Bylaws and except that directors shall be elected by a plurality vote. Voting at meetings of stockholders need not be by written ballot.

Section 10. Conduct of Meetings. All regular or special meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. To the maximum extent permitted by law, the presiding person will have the power to set procedural rules governing all aspects of the conduct of the meetings, including, but not limited to, rules respecting the time allotted to stockholders to speak. The Secretary of the Corporation will act as secretary of each meeting. In the absence of the Secretary, the chairman of the meeting will appoint any person to act as secretary of the meeting.

Section 11. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may (and when inspectors are required under applicable law, shall), appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine (i) the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) the number of shares represented at the meeting, (iii) the existence of a quorum, and (iv) the validity and effect of proxies. The inspectors shall (a) receive votes, ballots, or consents, (b) hear and determine all challenges and questions arising in connection with the right to vote, (c) count and tabulate all votes, ballots, or consents, (d) determine the results, and (e) do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Section 12. Certain Rules of Procedure Relating to Stockholder Meetings. The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to (i) adjourn or recess the meeting, (ii) silence or expel persons to ensure the orderly conduct of the meeting, (iii) declare motions or persons out of order, (iv) prescribe rules of conduct and an agenda for the meeting, (v) impose reasonable time limits on questions and remarks by any stockholder, (vi) limit the number of questions a stockholder may ask, (vii) limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, (viii) limit the number of speakers or persons addressing the chairman of the meeting or the meeting, (ix) determine when the polls shall be closed, and (x) limit the attendance at the meeting to stockholders of record, and the proxies of such record holders. All stockholder meetings, annual or special, shall be governed in accordance with the rules contained in this Section 12.

ARTICLE III

DIRECTORS

Section 1. Qualifications. Directors of the Corporation need not be stockholders or a resident of the State of Delaware. Each director must have attained the age of majority.

Section 2. Change In Number. If the number of directors that constitutes the whole Board of Directors is changed in accordance with the Restated Certificate of Incorporation, the majority of the Board of Directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director.

Section 3. Resignation of Directors. Any director may resign at any time upon written notice or notice by electronic transmission to the Board of Directors or to the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

Section 4. Regular Meetings. The Board of Directors will hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at any time as may be determined from time to time by resolution of the Board of Directors.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by any three or more members of the Board of Directors, the Chairman of the Board of Directors or by the Chief Executive Officer or President.

Section 6. Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the Corporation, or at any other place as is stated in the notice of such meeting. Notice of any special meeting, and except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting, will be mailed to each director addressed to him or her at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him or her at such place by telegraph, cable, electronic transmission or facsimile, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors will be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 7. Waiver of Notice. Any director may at any time, by writing or by telegraph, cable, electronic transmission, or facsimile transmission, waive any notice required to be given under these Bylaws. If any director is present at any meeting his or her presence will constitute a waiver of notice, unless the director attends the meeting for the express purpose of objecting at the beginning of the meeting to holding the meeting because the meeting is not lawfully called or convened.

Section 8. Business Transacted at Meetings, etc. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum is present, whether the business or proposed action is stated in the notice of that meeting or not, unless special notice of such business or proposed action is required by statute.

Section 9. Quorum. A majority of the total number of directors authorized at the time will constitute a quorum. At any meeting at which a quorum is present, except as otherwise provided in the Corporation’s Restated Certificate of Incorporation, each director shall have one vote and the vote of a majority of the members present will be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Restated Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Compensation. The directors will receive such compensation and reimbursement as may be determined by the Board of Directors from time to time. Members of special or standing committees of the Board of Directors may be allowed such compensation as may be determined by the Board of Directors for attending committee meetings. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, employee, agent or otherwise, and receiving compensation therefor.

Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 12. Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, will, except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and this participation will constitute presence in person at the meeting.

Section 13. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in the absence of the Chief Executive Officer by the President or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 14. Boards of Directors of Related Entities. So long as the Corporation continues to own, directly or indirectly, a majority of the outstanding capital stock entitled to vote generally at meetings of Space Systems/Loral, Inc., a Delaware corporation (“SS/L”), and Loral Skynet Corporation, a Delaware corporation (“Skynet”), the Corporation shall cause the board of directors, chairman and vice chairman of the board of directors of each of SS/L and Skynet to be the same as the Board of Directors, Chairman and Vice Chairman of the Board of Directors of the Corporation at all times. Any amendment of this Section 14 by the Board of Directors shall require the affirmative vote of not less than seventy-five percent (75%) of the Board of Directors of the Corporation.

ARTICLE IV

COMMITTEES

Section 1. Audit Committee. The Board of Directors shall designate the directors to constitute an Audit Committee. The composition, responsibilities and procedures of the Audit Committee shall be as set forth in the Audit Committee Charter, as in effect from time to time pursuant to the resolution of the Board of Directors. Any member of the Audit Committee may be removed at any time, with or without cause, by a resolution of the Board of Directors. Any person ceasing to be a director shall ipso facto cease to be a member of the Audit Committee. Any vacancy in the Audit Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of the Board of Directors.

Section 2. Executive Committee. The Board of Directors shall designate the directors to constitute an Executive Committee of at least three (3) members. The Executive Committee shall include the Chairman and Vice Chairman of the Board of Directors and the Vice Chairman of the Board of Directors shall serve as the Chairman of the Executive Committee. The members of the Executive Committee shall hold office for a term and have such powers and perform such duties as may from time to time be determined or assigned to them, as applicable, by the Board of Directors. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of the Board of Directors. Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee. Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of the Board of Directors.

Section 3. Other Committees. Other committees may be appointed by the Board of Directors, which committees shall hold office for an amount of time and have powers and perform duties as may from time to time be assigned to them by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 4. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 5. Committee Rules. Each committee of the Board of Directors may adopt, amend and repeal rules for the conduct of its business and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee and subject to the rules and regulations of the principal stock exchange or securities market on which the Corporation’s stock is listed or traded.

Section 6. Resignation and Removal. Any member of a committee may resign at any time. This resignation shall be made in writing or by electronic transmission and will take effect at the time specified in the resignation, or, if no time is specified, at the time of its receipt by the Chairman of the Board of Directors, Chief Executive Officer, President or Secretary. The acceptance of a resignation will not be necessary to make it effective unless so specified in the resignation.

Any member of a committee may be removed at any time, with or without cause, by the Board of Directors. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors.

Section 7. Quorum. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present will be the act of the committee.

Section 8. Record of Proceedings, etc. Each committee will keep a record of its acts and proceedings, and will report the same to the Board of Directors when and as required by the Board of Directors.

Section 9. Organization, Meetings, Notices, etc. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by resolution by the committee and communicated to all members thereof. Special meetings of any committee may be held whenever called by any committee member. Unless otherwise ordered by the Board of Directors, any notice of a meeting of a committee may be given by the Secretary of the Corporation or by the chairman of the committee and will be sufficient if mailed to each member at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him or her at that place by telegraph, cable, electronic transmission or facsimile, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 10. Compensation. The members of any committee will be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V

OFFICERS; CHAIRMAN AND VICE CHAIRMAN

Section 1. Number. The officers of the Corporation shall be a Chief Executive Officer, a President, and may include a Chief Financial Officer, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors in its discretion may also elect a Chairman and a Vice Chairman of the Board of Directors, each of which, in the Board of Directors’ discretion, may also be an officer of the Corporation. Notwithstanding anything to the contrary in these Bylaws, the Board of Directors shall not elect a Chairman of the Board of Directors unless it shall also have elected a Vice Chairman of the Board of Directors. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of President and Secretary shall be filled as expeditiously as possible. New offices may be created and filled at any meeting of the Board of Directors.

Section 2. Election, Term of Office and Qualifications. The officers, except as provided in Section 3 of this Article V, will be chosen annually by the Board of Directors. Each officer will, except as otherwise provided in the Bylaws, hold office until his successor is chosen and qualified or until his or her earlier death, incapacity, resignation or removal as hereinafter provided. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Other Officers. Other officers, including one or more additional Vice Presidents, Assistant Secretaries or Assistant Treasurers, may from time to time be appointed by the Board of Directors or an officer or committee of the Corporation vested with such authority, which other officers shall have powers and perform duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 4. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of an officer shall not of itself create contractual rights.

Section 5. Resignation. Any officer of the Corporation may resign at any time. This resignation shall be in writing or by electronic transmission and take effect at the time specified in the resignation, or if no time is specified, at the time of its receipt by the Chief Executive Officer, President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified in the resignation.

Section 6. Filling of Vacancies. A vacancy in any office will be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 7. Compensation. The compensation of the officers will be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8. Chairman of the Board. The Chairman of the Board of Directors, if any, will be a director of the Corporation, and should he or she cease to be a director, he or she shall ipso facto cease to be Chairman. The Chairman of the Board, if any, shall have power to call special meetings of the stockholders or of the Board of Directors at any time. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors or as may be provided by law. A director who is not otherwise an officer of the Corporation who is elected to be Chairman of the Board of Directors shall not be deemed an officer of the Corporation by virtue of such election.

Section 9. Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman of the Board is not present. The Vice Chairman of the Board shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors or as may be provided by law. A director who is not otherwise an officer of the Corporation who is elected to be Vice Chairman of the Board of Directors shall not be deemed an officer of the Corporation by virtue of such election. Without limitation to any other provision in these Bylaws, the Vice Chairman shall have (i) full access to all information as the Vice Chairman shall request relating to the Corporation’s business and operations and, following notification to the Chief Executive Officer, all employees of the Corporation and its subsidiaries; and (ii) the right to bring any matter to the attention of the Board of Directors for its consideration.

Section 10. Chief Executive Officer. The Chief Executive Officer shall have power to call special meetings of the stockholders or of the Board of Directors at any time. He or she shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Executive Officer.

Section 11. President. The President shall have power to call special meetings of the stockholders or of the Board of Directors at any time. He or she shall assist the Chief Executive Officer (and, in the Chief Executive Officer’s absence, act as Chief Executive Officer) in the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all the powers and discharge the duties as usually pertain to the office of President, subject to the direction of the Chief Executive Officer.

Section 12. Vice Presidents. The Vice Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the Chief Executive Officer or in the absence of both the Chief Executive Officer and the President, or in case of their inability to perform their duties from any cause, perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. There shall be no duties that are incident to the office of Vice President, other than those which are specifically assigned by the Board of Directors, the President or the Chief Executive Officer.

Section 13. Chief Financial Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer and the President, the Chief Financial Officer shall be responsible for the financial affairs of the Corporation and shall have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Financial Officer.

Section 14. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books provided for that purpose. Under the supervision of the Chief Executive Officer and the President, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President or the Chief Executive Officer may, from time to time, prescribe. The Secretary shall perform the duties and have all other powers that are incident to the office of Secretary, or as may from time to time be assigned to him or her by the Board of Directors, or as are prescribed by these Bylaws.

Section 15. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which may be delivered into his or her possession. He or she may endorse on behalf of the Corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. He or she shall enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts. The Treasurer shall perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors.

Section 16. Other Officers, Assistant Officers and Agents. Officers and assistant officers, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors which is not inconsistent with these Bylaws.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificates for Shares. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board of Directors. The certificates for shares shall be numbered in the order of their issue and shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and the seal of the Corporation or a facsimile of the seal shall be impressed or affixed or reproduced on the certificates, provided, however, that (i) the signature of the Chairman of the Board, , the Vice Chairman of the Board, the Chief Executive Officer, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile and (ii) if such a certificate is manually signed by one officer or manually countersigned (a) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (b) by a registrar, other than the Corporation or its employee, any other signatures on the certificate may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any certificate or certificates ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before that certificate or certificates are delivered by the Corporation, that certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed that certificate or certificates, or whose facsimile signature or signatures is used thereon have not ceased to be an officer or officers of the Corporation.

Section 2. Registration and Transfer of Shares. The shares of capital stock of the Corporation shall be issued in registered form. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the dates of issuance of such shares and, if such shares are represented by a certificate, the numbers of the certificates covering such shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 3. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates, if any, representing such holder’s shares. The Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum and with such surety or sureties as it may require, to indemnify it against any claim that may be made against it by reason of the issue of the new certificate and against all other liability in the premises, or may remit the owner to any remedy or remedies he or she may have under the laws of the State of Delaware.

Section 4. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Registrar and/or Transfer Agent shall have been designated, shall be valid unless countersigned by such Transfer Agent and registered by such Registrar, if any. The Board of Directors shall also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 5. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and the Corporation may hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless another fiscal year is fixed by resolution of the Board of Directors.

Section 2. Corporate Seal. The corporate seal will be in the form approved by the Board of Directors and may be altered at its pleasure. The corporate seal may be used by causing it or a facsimile of the seal to be impressed or affixed or reproduced or otherwise.

Section 3. Notices. Subject to the requirements of applicable law, any notice required to be given by these Bylaws will be sufficient if given by (i) depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his or her address, as the same appears upon the books of the Corporation, (ii) telegraphing or cabling the same to that person at that address, (iii) electronically transmitting to an email address designated upon the books of the Corporation, if any, (iv) facsimile transmission to a number designated upon the books of the Corporation, if any, or (v) any other lawful means; and the notice will be deemed to be given at the time it is mailed, telegraphed, cabled, electronically transmitted, sent by facsimile or sent by such other lawful means.

Section 4. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by an officer or officers, or agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 5. Deposits. All funds of the Corporation will be deposited from time to time to the credit of the Corporation in a bank or banks, trust companies or other depositories as the Corporation may select, and, for the purpose of the deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by agents of the Corporation as the Board of Directors, the Chief Executive Officer or the President may authorize for that purpose.

Section 6. Voting Securities of Other Entities. Except as otherwise ordered by the Board of Directors, any of the Chief Executive Officer, the President and the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the holders of securities of any entity of which the Corporation is a securityholder, and to execute a proxy to any other person to represent the Corporation at any meeting, and at any meeting of the holders of securities of any entity of which the Corporation is a securityholder. The Chief Executive Officer, the President or the Treasurer or the holder of any proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of the security which the Corporation might have possessed and exercised if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 7. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Restated Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 8. References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

ARTICLE VIII

AMENDMENTS

Except as otherwise provided herein, these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors, whether the proposed alteration, amendment, repeal or addition is stated in the notice of that meeting or not, unless special notice of such alteration, amendment, repeal or addition is required by statute. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) in voting power of the outstanding shares of the Corporation then entitled to vote upon the election of directors generally, voting together as a single class, shall be required for the alteration, amendment, or repeal of the Bylaws or adoption of new Bylaws by the stockholders of the Corporation.

Dated: December 17, 2007